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Exhibit 10.42

Receivables Purchase Agreement

        This Receivables Purchase Agreement (this "Agreement"), dated December 4, 2002, is made by and among EDWARDS LIFESCIENCES LIMITED, a Japanese corporation (the "Seller"), APRECO, INC., a Delaware corporation acting through its Tokyo branch (the "Purchaser") and CITILEASE COMPANY LIMITED, a Japanese corporation (the "Agent").

Preliminary Statements

        1.    The Seller desires to sell, from time to time, certain of its Receivables, and the Purchaser is willing, from time to time, to consider purchasing such Receivables from the Seller; and

        2.    The Agent has been requested and is willing to act as Agent of the Purchaser as set out herein and, in particular, in Articles 15 and 19.

        NOW, THEREFORE, the parties agree as follows:

        Paragraph 1.    Integrity of this Agreement.    The Schedules and Exhibit A attached hereto constitute an integral part of this Agreement and terms defined in any part of this Agreement shall have the same meanings throughout this Agreement. This Agreement without the Schedules and Exhibit A may from time to time be referred to as the "Main Part of this Agreement." References herein to "Article(s)" are to the Articles of the Standard Terms and Conditions set forth in Exhibit A (the "Terms and Conditions") and references herein to "Paragraph(s)" are to the Paragraphs of the Main Part of this Agreement.

        Paragraph 2.    Supplemental Terms.    The following terms and provisions supplement and amend the Terms and Conditions:

        A.    The following definitions shall be added to Article 30:

          (i)    "Acceptance Statement" means a letter of acceptance, in the form of Schedule 3 attached hereto, furnished by the Agent to the Seller pursuant to Article 2.

          (ii)  "Accounts Receivable Trial Balance" means the Seller's accounts receivable trial balance printout, containing a list of Account Debtors together with the Outstanding Balance and remaining tenure of the Receivables.

          (iii)  "Concentration Limit" means 3% of the aggregate Outstanding Balance of all Receivables purchased hereunder or such other amount from time to time designated by the Agent to the Seller in writing with respect to specific Account Debtors.

          (iv)  "Monthly Report" means a report, substantially in the form of Schedule 1 attached hereto, furnished by the Collection Agent to the Agent pursuant to clause (c) of Article 7.

          (v)  "Monthly Report Date" means the last day of each month, or such other day separately agreed between the parties hereto. If such day is not a Business Day in Tokyo and New York, the immediately preceding Business Day in Tokyo and New York.

          (vi)  "Monthly Report Period" means the period commencing on the date immediately following each Monthly Report Date and ending on the next succeeding Monthly Report Date.

          (vii) "Offering Statement" means a letter of offer, in the form of Schedule 2 attached hereto, furnished by the Seller to the Agent pursuant to Article 2.

          (viii)"Settlement Date" means the last day of each month, or such other day separately agreed between the parties hereto. If such day is not a Business Day in Tokyo and New York, the immediately preceding Business Day in Tokyo and New York.

          (ix)  "Termination Date" means December 3, 2005.

          (x)  "Trial Balance Sequence" means the order in which Account Debtors and Receivables respectively owed by such Account Debtors are listed on the Accounts Receivable Trial Balance and such order shall be separately agreed between the Seller and the Purchaser.

        B.    Notwithstanding the provisions of Article 20, at any time following the designation of a Collection Agent other than the Seller, the Settlement Date may be changed by a written agreement between the Purchaser and such new Collection Agent. In this case, the Purchaser shall notify the Seller of the new Settlement Date immediately.

        C.    The following additions shall be made to the existing definitions found in Article 30:

          (i)    The number of days referred to in clause (i) of the definition of "Defaulted Receivable" shall be ninety (90).

          (ii)  With respect to the definition of "Eligible Receivable", the number of days referred to in clause (v) of such definition is two hundred seventy (270).

          (iii)  The percentage referred to in the definition of "Reserve" shall be 12%, or such other percentage as the Agent and the Seller shall agree.

        D.    At any given time, the Capital of all Purchased Receivables shall not exceed ¥6,000,000,000.

        E.    Any amounts payable under this Agreement shall be remitted to the following accounts unless otherwise instructed by the payee.

          (i)    if to the Seller, Bank of Tokyo-Mitsubishi, Kojimachi Branch, current account number 1278556;

          (ii)  if to the Purchaser, Citibank, N.A., Tokyo Branch, 0-153832-404; and

          (iii)  if to the Agent, Citibank, N.A., Tokyo Branch, 0-148347-018.

        F.    The Seller shall pay in Japanese Yen to the Agent on the date of this Agreement, an Origination Fee equal to US$200,000 plus the consumption tax thereon.

        G.    The Discount shall be equal to the Purchaser's cost of funds plus fifty (50) basis points (the "Program and Liquidity Fee"). Such cost of funds shall be comprised of each of the following actual documented costs of the Purchaser that are directly related to the relevant Purchase: (i) the Purchaser's cost of commercial paper or senior debt (or the Purchaser's backstop bank liquidity funding cost if the commercial paper market is not available on the relevant date), (ii) the dealer fee relating to the placement of such commercial paper, (iii) the foreign exchange swap cost, and (iv) Purchaser's administrative costs including, but not limited to, the credit enhancement cost, rating agency fees, and any reasonable professional fees. The Program and Liquidity Fee shall be determined on an annual basis depending on the liquidity market conditions, subject to mutual agreement between the Seller and the Agent.

        Paragraph 3.    Additional Representations and Warranties.    The following representations and warranties shall be added to the end of Article 11;

        (a)  The principal place of business and registered office of the Seller are located at:

          2-8, Rokubancho, Chiyoda-ku, Tokyo 102-0085 Japan; and

          (b)  The offices where the Seller keeps all of its books, records and documents evidencing Receivables or the related Contracts are same as the above.

        The Seller represents and warrants that the representations and warranties in Article 11 are true and correct on the date hereof, and shall be true and correct on each Purchase Date hereafter as though made on and as of such Date.

        Paragraph 4.    Understanding of Parties.    Each of the parties hereto acknowledges that it has read and understood all of the Terms and Conditions, and agrees to be bound by all of them.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the date first above written by their respective duly authorized representatives.

EDWARDS LIFESCIENCES LIMITED
By:

Name:	Huimin Wang
Title:	Representative Director
APRECO, INC., TOKYO BRANCH
By:

Name:	Ichiro Fukumoto
Title:	Representative Director of CITILEASE COMPANY LIMITED as agent for APRECO, INC., TOKYO BRANCH
CITILEASE COMPANY LIMITED
By:

Name:	Ichiro Fukumoto
Title:	Representative Director

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  Exhibit 10.42
Receivables Purchase Agreement
Preliminary Statements